                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        INTEGRA LIFESCIENCES CORPORATION

            INTEGRA LIFESCIENCES CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY THAT:

            FIRST: The Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable and in the best interests of the Corporation the following amendment to Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation, to read in its entirety as follows (the "Charter Amendment"):

            "The name of this Corporation is Integra LifeSciences Holdings Corporation"

            SECOND: The stockholders of the Corporation, at an annual meeting of stockholders called and held upon notice properly given in accordance with
Section 222 of the Delaware General Corporation Law, have adopted and approved the Charter Amendment in accordance with the provisions of Section 212 of the Delaware General Corporation Law,

            THIRD: The Charter Amendment has been duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, said Integra LifeSciences Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation this 17th day of May, 1999.

                                      INTEGRA LIFESCIENCES CORPORATION

                                      By: /s/ Stuart M. Essig
                                          ---------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer

                                    Page 1